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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report(Date of earliest event reported): June 10, 1997


                          Buckeye Cellulose Corporation

                        Commission File Number: 33-60032


   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

            Delaware                                        62-1518973







Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, TN 38112
901-320-8100


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 28, 1997, Buckeye Cellulose Corporation, a Delaware corporation (the Company), announced that the Company's wholly-owned subsidiary, Buckeye Acquisition Inc. (BAI), completed its acquisition of 27,280,541 common shares of Merfin International Inc. (Merfin) for Cdn. $7.50 per share, representing approximately 97.5% of the issued and outstanding common shares of Merfin. Pursuant to section 255 of the Company Act (British Columbia), BAI has sent notices to the remaining shareholders of Merfin informing them of its intent to acquire the balance of Merfin's outstanding shares for Cdn. $7.50 per share. Additionally, Merfin has applied to the Toronto Stock Exchange (TSE) to delist the shares of Merfin from the TSE and will apply to the Munich Stock Exchange to similarly delist the shares from there.
     Merfin is one of the leading manufacturers of air-laid fabrics which are used as ultra thin absorbent cores in feminine hygiene and adult incontinence products. Other applications of air-laid fabrics include hot towels, baby wipes, table top products and a variety of industrial wipes. Together with its wholly-owned subsidiaries, Merfin manufactures, converts and distributes paper products for commercial, industrial and institutional markets in North and South America, Europe and the Pacific Rim countries of Japan, Korea, Taiwan, Hong Kong and Singapore.
     The purchase price in US dollars, assuming 100% of Merfin's stock is acquired and including Merfin's debt as of the date of acquisition, is approximately $200 million. The acquisition is being funded by borrowings from the Company's new $275 million credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial  statements  of  business  acquired.
     To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after June 12, 1997.

(b)  Pro forma financial information.
     To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8-K/A Amendment to this Report no later than 60 days after June 12, 1997.

Exhibits:
No.  Description
===  ===========

2.1 Offer to Purchase for Cash all of the Common Shares of Merfin International Inc. at a price of Cdn. $6.00 per Common Share by Buckeye Acquisition Inc. dated March 25, 1997.

2.2 Notice of Variation of the Offer to Purchase for Cash all of the Common Shares of Merfin International Inc. at a price of Cdn. $6.00 per Common Share by Buckeye Acquisition, Inc. dated April 15, 1997.

2.3 Second Notice of Variation of the Offer to Purchase for Cash all of the Common Shares of Merfin International Inc. at an increased price of Cdn. $6.50 per Common Share by Buckeye Acquisition Inc. dated April 25, 1997.

2.4 Third Notice of Variation of the Offer to Purchase for Cash all of the Common Shares of Merfin International Inc. at an increased price of $7.00 per Common Share by Buckeye Acquisition Inc. dated May 5, 1997.

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No.  Description
===  ===========
2.5 Fourth Notice of Variation of the Offer to Purchase for Cash all of the Common Shares of Merfin International Inc. at an increased price of $7.50 per Common Share by Buckeye Acquisition Inc. dated May 15, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Buckeye Cellulose Corporation


                                       By:    /s/ DAVID H. WHITCOMB
                                          --------------------------------
                                          David H. Whitcomb
                                          Vice President and Comptroller

Date:    June 10, 1997